EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-166576) of Exxon Mobil Corporation of our report dated June 19, 2015, relating to the financial statements and supplemental schedule of the ExxonMobil Savings Plan, which appear in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

June 19, 2015